SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 31, 2003

(Date of earliest event reported)

ONEOK, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103

(Zip code)

(918) 588-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5.    Other Events

On January 31, 2003, ONEOK, Inc. (“the Company”) announced it had closed the sale of certain natural gas and oil producing properties to Chesapeake Energy for $300 million in cash. The Company expects to record a pre-tax gain of approximately $66 to $70 million, which reflects adjustments for operating income and capital expenditures subsequent to the November 30, 2002 effective date and other closing adjustments in the first quarter of 2003.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(a)           Financial Statements of Businesses Acquired

Not applicable.

(b)           Pro Forma Financial Information

Not applicable.

(c)           Exhibits

99.1    Press release issued by ONEOK, Inc. dated January 31, 2003.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.

Date: February 3, 2003	By:	/s/ Jim Kneale
Jim Kneale Senior Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer)

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